CONFIDENTIAL
Exhibit 10.161

*** Confidential Portion has been omitted pursuant to a request for confidential treatment by the Company to, and the material has been separately filed with, the SEC. Each omitted Confidential Portion is marked by three Asterisks.

FIRST AMENDMENT TO THE FULL-TIME-TRANSPONDER CAPACITY AGREEMENT (PRE-LAUNCH)

This First Amendment to the Full-Time Transponder Capacity Agreement (Pre-Launch) (the “First Amendment”) is made and entered into as of this 15th day of February, 2008 by and between INTELSAT CORPORATION, formerly known as PanAmSat Corporation, a Delaware corporation (“Intelsat”), and GCI COMMUNICATION CORP., an Alaskan corporation (“Customer”).

RECITALS

WHEREAS, pursuant to that certain Full-Time Transponder Capacity Agreement (Pre-Launch) dated as of March 31, 2006, (collectively, the “Agreement”) between Intelsat and Customer, Intelsat is providing Customer with *** (***) *** transponders and up to *** (***) *** transponders on Galaxy 18, and *** (***) *** transponder and *** (***) *** transponder on Horizons 1;

WHEREAS, Customer and Intelsat wish to amend the terms of the Agreement to provide Customer with an additional *** transponder capacity on Horizons 1;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and agreements hereinafter set forth, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.
Except as specifically provided herein, all terms and provisions of the Agreement shall remain in full force and effect.  Any references to PanAmSat in the Agreement shall be deemed, in context, to refer to Intelsat.  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

2.	Provision of *** (***) *** Transponder Capacity on Horizons 1.
Intelsat shall lease to Customer, and Customer shall lease from Intelsat, an additional *** (***) *** Transponder Segment located on Transponder No. *** and meeting the "Performance Specifications" set forth in the "Technical Appendix" attached hereto as Appendix B1 (the "Additional *** Transponder Capacity").

3.	Additional Transponder Capacity Term. The Capacity Term for the Additional
Transponder Capacity shall commence on ***, *** and shall terminate on ***, *** (the "Additional *** Transponder Capacity Term").

4.	Monthly Fee. The Monthly Fee for such additional *** Transponder Capacity shall be US$***,*** per month.

5.
Non-Applicable Provisions from the Agreement.  Intelsat and Customer agree and acknowledge that the terms of the backup protection from the Agreement (including, without limitation, Article 17 and any and all references to such backup protection shall not apply to the Additional *** Transponder Capacity.

6.	Except as specifically set forth in this Amendment, all terms and conditions of the amendment remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this First Amendment as of the day and year above written.

INTELSAT CORPORATION                                                                                                                             GCI COMMUNICATION CORP.

/s/ Patricia Casey	/s/ Jimmy R. Sipes
Name: Patricia Casey	Name: Jimmy R. Sipes
Title: Senior VP and Deputy General Counsel	Title: VP Network Services & Chief Engineer